UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 8, 2013

Commission File Number 1-13610

PMC COMMERCIAL TRUST

(Exact name of registrant as specified in its charter)

TEXAS	75-6446078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200
(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 8, 2013, PMC Commercial Trust, a Texas real estate investment trust (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CIM Urban REIT, LLC, a Delaware limited liability company (“CIM”), CIM Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of CIM (“CIM Merger Sub”), and Southfork Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Company Merger Sub”). The Merger Agreement provides for the merger of CIM Merger Sub with and into Company Merger Sub (the “Merger”), with Company Merger Sub remaining as the surviving entity (the “Surviving Entity”). The board of trust managers of the Company (the “Board”) has by unanimous vote, and the Director of CIM has, approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”).

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, prior to the time the Merger becomes effective (the “Effective Time”), CIM will contribute to CIM Merger Sub all of the limited partnership interests in CIM Urban Partners L.P. (the “CIM Partnership”) and the Company will contribute all of its assets and the capital stock of its subsidiaries to Company Merger Sub. Immediately prior to the Effective Time, Urban Partners GP, LLC (“Urban GP”) (a wholly-owned subsidiary of CIM, that is managed by an affiliate of CIM) will be admitted to CIM Partnership as a successor general partner.

At the Effective Time, the separate existence of CIM Merger Sub shall cease, and all equity interests in CIM Merger Sub held by CIM will be cancelled and converted automatically into approximately 22.0 million common shares of beneficial interest, par value $0.01 per share, of the Company (the “Trust Common Shares”) and approximately 65.0 million convertible preferred shares of beneficial interest, par value, $0.01 per share, of the Company (the “Trust Preferred Shares”) with the terms set forth in the Statement of Designation for Trust Preferred Shares (as defined below). Simultaneously with the Effective Time, CIM Urban Partners GP, LLC (“CIM GP”) will contribute its general partnership interests in the CIM Partnership to the Surviving Entity (the “GP Contribution”), and CIM will contribute its equity interests in Urban GP to the Surviving Entity (the “Urban GP Contribution”), each in exchange for a number of Trust Common Shares and Trust Preferred Shares to be determined by CIM that will comprise a part of the Trust Common Shares and Trust Preferred Shares issued in connection with the Merger (such issuance of the Trust Common Shares and Trust Preferred Shares to CIM and CIM GP pursuant to the Merger, the GP Contribution and the Urban GP Contribution, collectively, the “Trust Common and Preferred Shares Issuance”).

The Company will declare a dividend, payable to each shareholder of record on the last business day prior to the Effective Time, in an amount equal to (a) $5.50 per Trust Common Share plus (b) the accrued portion of the Company’s regular quarterly dividend plus (c) any dividends attributable to the exercise of each outstanding option to purchase Trust Common Shares (each, a “Trust Option”) prior to the Effective Time that is outstanding on the date of the Merger Agreement (the “Closing Dividend”), which Closing Dividend will be payable on the 10th business day after the Effective Time.

As of the Effective Time of the Merger, each Trust Option shall become fully exercisable and each Trust Common Share subject to forfeiture or vesting conditions shall no longer be subject to any such forfeiture or vesting condition and, in connection with Trust’s declaration of the Closing Dividend, the Company’s Compensation Committee may reduce the exercise price of each Trust Option by up to $5.50 per share.

The completion of the Merger is subject to various conditions, including, among other things (i) the approval by the Company’s shareholders of the Trust Common and Preferred Shares Issuance (the “Company Shareholder Approvals”), (ii) the Company’s Registration Statement on Form S-4 registering the Trust Common Shares and the Trust Preferred Shares to be issued as consideration for the Transactions having been declared effective by the Securities and Exchange Commission (the “SEC”), (iii) a national securities exchange mutually acceptable to the parties having approved the listing of the Trust Common Shares and the Trust Preferred Shares, (iv) obtaining certain governmental and third party approvals and consents and (v) receiving opinions of counsel to CIM and the Company regarding certain tax matters.

The Company and CIM have made certain customary representations, warranties and covenants in the Merger Agreement. Among other things, from the date of the Merger Agreement to the Effective Time, (i) CIM is obligated to use commercially reasonable efforts to cause the CIM Partnership and the other CIM subsidiaries to carry on its business in the ordinary course consistent with past practice and (ii) the Company and its subsidiaries (collectively, the “Company Subsidiaries”) must carry on their business in the ordinary course consistent with past practice. Each of the Company and CIM is also required to use all commercially reasonable efforts to cause the Merger and the other Transactions to be consummated. In addition, subject to certain exceptions, the Merger Agreement requires the Company (i) to call and hold a special meeting of its shareholders and, subject to certain exceptions, for the Board to recommend that its shareholders approve the Trust Common and Preferred Shares Issuance and (ii) to prepare and submit to a national securities exchange mutually acceptable to the Company and CIM a listing application covering the Trust Common Shares and Trust Preferred Shares and, prior to the Effective Time, to use commercially reasonable efforts to have such national securities exchange approve for listing the Trust Common Shares and Trust Preferred Shares. Also, as soon as practicable following the Effective Time of the Merger, CIM agrees to cause the Company, and the Company agrees to file with the SEC a preliminary proxy statement to solicit proxies from Trust’s shareholders to vote in favor of an increase in the authorized number of Trust Common Shares to 1.0 billion shares and a change in the name of the Company to “CIM Commercial REIT” through an amendment to the Declaration of Trust or reincorporation of the Company from Texas to Maryland (the “Subsequent Proxy Statement”), and to call a meeting of the Company’s shareholders for the purpose of obtaining the approval of the Company’s shareholders of the matters set forth in the Subsequent Proxy Statement. CIM and CIM GP also agree to vote their Trust Common Shares and Trust Preferred Shares in favor of the matters set forth in the Subsequent Proxy Statement.

The Merger Agreement provides that the Company and the Company Subsidiaries and their respective representatives (including the Company’s financial advisor, Sandler O’Neill + Partners) will have the right, for 30 days after the date of the Merger Agreement (the “Go Shop Period”), to solicit, encourage and negotiate any proposals or offers with respect to a merger, consolidation, business combination, acquisition or similar transaction that would result in a person or group of persons owning more than 20% of the outstanding equity securities of the Company or 20% of the consolidated total assets of the Company and the Company Subsidiaries, in each case other than the Transactions (an “Acquisition Proposal”). On the date following the end of the Go Shop Period (the “No Shop Period Start Date”), the Company and the Company Subsidiaries and their representatives must cease any discussions or negotiations with any person that may be ongoing with respect to an Acquisition Proposal. From the No Shop Period Start Date until the earlier of the Effective Time or the termination of the Merger Agreement, the Company and the Company Subsidiaries and their Representatives must not (A) initiate, solicit or encourage any inquiries or the making of any proposal or offer that constitutes an Acquisition Proposal, (B) engage in or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data concerning the Company or the Company Subsidiaries to any Person relating to, any Acquisition Proposal, (C) enter into any agreement or agreement in principle with respect to any Acquisition Proposal, or (D) otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal. However, if the Company receives an Acquisition Proposal from any person that does not result from a violation of the aforesaid (A) through (D) activities, the Company may provide confidential information to, and engage in discussions and negotiations with, such person if the Board determines that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties and that such Acquisition Proposal is or could result in an Acquisition Proposal (for 75% instead of 20% of the securities or assets of the Company) that is more favorable from a financial point of view to the holders of Trust Common Shares than the Transactions.

The Merger Agreement provides that prior to the time the Company Shareholder Approvals are obtained, the Board may withhold, withdraw, qualify or modify its recommendation that the Company’s shareholders approve the Trust Common and Preferred Shares Issuance only if the Board determines that failure to do so would reasonably be expected to be inconsistent with its fiduciary duties (a “Change in Recommendation”), in which event the Board may also terminate the Merger Agreement (a “Fiduciary Termination”). However, the Merger Agreement provides that the Board must notify CIM before it makes a Change in Recommendation and negotiate in good faith with CIM to make such changes to the Merger

Agreement as would preclude the Board from effecting a Change in Recommendation or a Fiduciary Termination. The Merger Agreement also provides that if the Board determines that its fiduciary duties so require, the Board may effect a Change in Recommendation after there has been a material event or circumstance relating to the business of the Company that occurs or arises after the date of the Merger Agreement and becomes known to the Board after the date of the Merger Agreement and before the Company Shareholder Approvals are received (an “Intervening Event”). However, the Merger Agreement provides that prior to making such a Change in Recommendation in response to an Intervening Event, the Company must notify CIM and negotiate in good faith with CIM to make such changes to the terms of the Merger Agreement as would preclude the Board from effecting such a Change in Recommendation.

The Merger Agreement contains certain termination rights for both the Company and CIM, including, among other bases for termination, if the Merger is not consummated on or before December 31, 2013, if the requisite approval of the shareholders of the Company is not obtained or a governmental order prohibiting the Transactions has become final and unappealable. In addition, the Company may terminate the Merger Agreement if (a) the Company enters into an Alternative Acquisition Agreement with respect to a Superior Proposal (as such terms are defined in the Merger Agreement) and pays CIM the termination fee specified in the following paragraph or (b) there has been a material breach by CIM or CIM Merger Sub. Additionally, CIM may terminate the Merger Agreement if (a) the Board fails to recommend the Transactions or makes a Change of Recommendation, or if the Board approves an Acquisition Proposal, or (b) there has been a material breach by the Company, Company Merger Sub or the Company’s directors, officers or managers.

If (x)(a) the Merger Agreement is terminated by the Company or CIM because (i) the Company Shareholder Approvals have not been obtained by December 31, 2013 or (ii) the Company Shareholder Approvals are not obtained at the Company’s shareholder meeting, or if CIM terminates the Merger Agreement because there has been a material and willful breach by the Company or the Company Merger Sub, (b) any person makes a bona fide Acquisition Proposal (for ownership 50% or more) prior to such termination, and (c) within 12 months after such termination, the Company enters into a definitive agreement or consummates a transaction with respect to such Acquisition Proposal or any other Acquisition Proposal, or (y) if CIM terminates the Merger Agreement because the Board fails to recommend the Transactions, makes a Change of Recommendation, or approves an Acquisition Proposal, or if there has been a material breach by the Company’s directors, officers or managers certain provisions of the Merger Agreement, then the Company must pay CIM a termination fee equal to $4.0 million plus expense reimbursement of up to $700,000.

Additionally, if the Company terminates the Agreement in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, then the Company must pay CIM a termination fee equal to $4.0 million ($3.0 million if terminated during the Go Shop Period) plus expense reimbursement up to $700,000.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or CIM. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, are modified or qualified by information in confidential disclosure schedules provided by each party to the other in connection with the signing of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Company or CIM at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the SEC.

Trust Preferred Shares

The Trust Preferred Shares to be issued to CIM in connection with the Merger shall have the terms set forth in the Statement of Designation for Trust Preferred Shares (the “Statement of Designation”). The Trust Preferred Shares will by their terms, convert automatically into Trust Common Shares upon the filing of an amendment to the Declaration of Trust to change the name of the Company and to increase the number of authorized Trust Common Shares to allow for a sufficient number of authorized Trust Common Shares such that all of the Trust Preferred Shares can be converted (or the reincorporation of the Company from Texas to Maryland having a similar effect). Under the terms of the Merger Agreement, CIM agrees to cause the Company, and the Company agrees to present such matters to the Company’s shareholders in the Subsequent Proxy Statement and to file the amendment to the Declaration of Trust as soon as practicable after the Effective Time of the Merger.

The Trust Preferred Shares will accrue preferred cumulative dividends at the rate of 2.0% of $35 per Trust Preferred Share per annum, payable when and if declared by the Board, irrespective of whether any dividend is then declared or paid on the Trust Common Shares. In addition, the holders of the Trust Preferred Shares are entitled to receive a final dividend upon conversion of the Trust Preferred Shares into Trust Common Shares that is equal to all accrued and unpaid dividends and, if the conversion occurs on or prior to the “Conversion Deadline,” the dividend payable on the Trust Preferred Shares shall be at the rate of 3.5% of $35 per Trust Preferred Share per annum, measured since the date of initial issuance of the Trust Preferred Shares. For this purpose, the “Conversion Deadline” means the date that is six months after the Effective Time, provided that if the conversion does not occur on or prior to such six-month date due to the occurrence of actions taken by a governmental authority (including the SEC) or any other person unaffiliated with the holders of the Trust Common Shares and Trust Preferred Shares issued in the Merger, or due to the occurrence of acts of God or other events beyond the control of the Company or the holders of the Trust Common Shares and Trust Preferred Shares (i.e., a “Force Majeure Event”), then the Conversion Deadline shall be extended for so long as such actions or events continue to delay the conversion. Upon conversion, each Trust Preferred Share shall be converted into seven (7) Trust Common Shares, for an aggregate of approximately 455.2 million Trust Common Shares.

The Trust Preferred Shares will also have a liquidation preference over the Trust Common Shares equal to $17.50 (plus accrued and unpaid dividends), as well as the right to thereafter participate with the Trust Common Shares on a reduced, as-converted, basis with the Trust Common Shares in any remaining liquidating distribution. The holders of the Trust Preferred Shares will have the right to vote together with the Trust Common Shares on an as-converted basis (thus enabling the holders of the Trust Preferred Shares to control virtually all shareholder votes), and will have the right to separately vote as a class with respect to the creation of any security on parity with or senior to the Trust Preferred Shares, the combination or subdivision of the Company’s shares, or the issuance of any Company shares (or convertible securities therefor), other than in connection with the exercise of options to purchase the Company’s shares that were outstanding at the Effective Time. The terms of the Trust Preferred Shares may be amended with the approval of the holders of Trust Preferred Shares and a majority of the Company’s independent trust managers, provided, that if any such amendment would have an adverse financial effect greater than $250,000 in the aggregate or a non-financial material adverse effect on the holders of the Trust Common Shares, then such amendment must also receive the approval of the holders of at least a majority of the Trust Common Shares voting on such amendment (not including any vote cast by CIM and its affiliates or the holders of the Trust Preferred Shares).

A copy of the form of Statement of Designation is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Statement of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Statement of Designation.

Master Services Agreement

In connection with the Merger, the Company and CIM Service Provider, LLC (the “CIM Service Provider”) shall execute and deliver a Master Services Agreement (the “Master Services Agreement”), effective as of the Effective Time.

Under the proposed terms of the Master Services Agreement, the Company and its direct and indirect subsidiaries (the “Service Recipients”) agree to engage exclusively CIM Service Provider or any of its affiliates or third parties as the CIM Service Provider may designate (such persons or entities, along with the CIM Service Provider, the “Service Providers”), to provide various management and administrative services to the Service Recipients. The CIM Service Provider will remain responsible to the Service Recipients for any such services provided by any other Service Provider. The Service Providers will, at all times, be subject to the supervision of the relevant Service Recipient’s governing body, and no provision of the Master Services Agreement shall be construed as limiting the power and authority of each Service Recipient’s governing body to manage the business and affairs of such Service Recipient.

The Service Providers will provide the Service Recipients with certain “Base Services,” including the following: (i) providing advice and recommendations to the Service Recipients regarding (a) nominees for and the exercise of voting rights of, the governing bodies of the Company and the other Service Recipients, (b) strategy and expansion of the Company’s business into new markets, (c) payment of dividends and other distributions, (d) personnel to carry out the functions of the principal executive, accounting and financial officers of the Company, and (e) capital structure and capital raising activities; (ii) providing people to serve as senior officers of the Service Recipients, subject to the approval of the relevant Governing Body; (iii) engaging and supervising, on PMC’s behalf and at PMC’s expense, independent contractors (including affiliates of the CIM Service Provider) that provide financial, legal, accounting or such other services as may be required relating to PMC’s operations and investments; and (iv) other strategic planning services related to any of the above-listed services.

In addition to the Base Services, the CIM Service Provider may elect, in its sole discretion, to have one or more of the Service Providers provide certain “Transactional Services” for any Service Recipient. Such services include, but are not limited to, (a) negotiating the acquisition or disposition of assets or businesses, (b) coordinating and executing capital markets transactions, (c) securing and amending property level debt and other financing, (d) securing co-investments and joint venture partners, (e) property, development and leasing services, (f) lending and loan origination services, (g) overseeing the internal management at certain Company subsidiaries, (h) obtaining insurance for Service Recipients, (i) human resources, (j) accounting and (k) loan servicing. In the event any Service Recipient requires any other service for which a Service Recipient would otherwise need to retain a third party to perform, CIM Service Provider or its affiliate shall have the right to perform such service as a Transactional Service.

The Service Recipients will pay the base service fee of $250,000, quarterly in arrears, and such amount will be adjusted periodically for inflation. Each of the Service Recipients will also reimburse the relevant Service Provider for all direct expenses and out-of-pocket fees, costs and expenses incurred in connection with the provision of the Base Services. However, the Service Recipients will not be required to provide reimbursement for the salaries of the management and other personnel who provide such Base Services.

The fees for any Transactional Services (a “Transaction Fee”) will equal the fair market rate charged by similar quality service providers providing similar services in the same geographic market and that are generally at least as favorable to the Service Recipient as those that would be available to the Service Recipient in a third party arms-length transaction.

The Transaction Fee for property management, leasing brokerage and development management services will not exceed certain established limitations set forth on a schedule. Such schedule may be amended from time to time with the approval of the independent and disinterested members of the Company’s Board (the “Independent Members”) to add Transactional Services and the related Transaction Fees or to modify the amount of any Transaction Fee set forth thereon (the “Approved Transaction Fee Services”). Except for any agreement that provides for the provision of Approved Transaction Fee Services, without the approval of the Independent Members, the Service Recipients and the Service Providers may not enter into or amend any agreement which obligates the Service Recipients to pay Transaction Fees in excess of $500,000 per calendar year. At each quarterly meeting of the Company’s

Board, the CIM Service Provider shall provide the Company’s Board with a schedule of all arrangements for Transactional Services (excluding Approved Transaction Fee Services) entered into during the prior quarter, which summary shall identify the agreement and the parties thereto, summarize the Transactional Services provided thereunder and the Transaction Fee payable thereunder. Following the review and consideration by the Company’s Board, if the Independent Members determine that any Transaction Fees that are payable or that have been paid by the Service Recipients do not meet the standard set forth in the first sentence of the preceding paragraph, the Independent Members and the CIM Service Provider shall negotiate in good faith the proper fee.

The Master Services Agreement also provides that the Company will appoint a member of the CIM entities, as designated by the CIM entities, as the manager (“Urban GP Manager”) of Urban GP, the general partner of CIM Partnership, which is the entity that currently owns, directly or indirectly, all of the properties of the CIM entities. Generally, Urban GP Manager can only be removed as the manager of the general partner of CIM Partnership for “cause.” If cause exists, then the Independent Members or the Company’s shareholders shall have the right to call a special meeting of the Company’s shareholders for the purpose of voting on the removal of Urban GP Manager and upon a 2/3 vote (excluding for this purpose any shares held by the Service Providers and their affiliates), may remove Urban GP Manager as the manager of the general partner of CIM Partnership and the Independent Members will appoint a replacement manager.

The CIM Service Provider may recommend new business opportunities to the Company for its approval. The CIM Service Provider will also make a recommendation as to (i) whether each such new business should be internally or externally managed and (ii) if externally managed, the external manager and the terms of the applicable Investment Management Agreement. If the proposed external manager is a Service Provider, the Independent Members must approve the decision to make such new business externally managed and the terms of the applicable Investment Management Agreement. If such new business will be internally managed, a Service Provider will oversee the hiring of personnel and the implementation of internal management as a Transactional Service.

The Master Services Agreement continues in full force and effect until December 31, 2018 (the “Initial Term”), and thereafter will renew automatically each year. The Company may generally only terminate the Master Services Agreement for CIM Service Provider’s material breach of the Master Services Agreement, fraud, gross negligence or willful misconduct or if a Manager Change of Control occurs that the Independent Members determine to be materially detrimental to the Service Recipients as a whole. CIM Service Provider may terminate the Master Services Agreement for, among other things, any Service Recipient’s material breach of the Master Services Agreement. However, the Master Services Agreement may not be terminated by The Company solely for the poor performance of any of the Service Recipient’s operations or any investment made by any member of the Service Recipients on the recommendation of a Service Provider.

The Master Services Agreement may not be assigned by any Service Recipient or the CIM Service Provider without the consent of the other party, except in the case of an assignment by the CIM Service Provider to an affiliate or an entity that is a successor through merger or acquisition of the business of the CIM Service Provider and its affiliated Service Providers.

A copy of the form of Master Services Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Master Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Master Services Agreement.

Registration Rights and Lockup Agreement

In connection with the Merger, CIM, CIM GP and the Company shall execute and deliver a Registration Rights and Lockup Agreement (the “Registration Rights and Lockup Agreement”), effective as of the Effective Time.

The Registration Rights and Lockup Agreement provides that the Trust Common Shares issued directly pursuant to the Merger Agreement, or issued upon conversion of the Trust Preferred Shares, must be registered under the Securities Act of 1933, as amended (the “Securities Act”), by the Company upon the demand of the shareholders of the Company holding at least a majority of the applicable Registrable Common Securities (as defined in the Registration Rights and Lockup Agreement) then outstanding. Such a demand must be for the registration of at least 5% of the Registrable Common Securities then outstanding, or a lesser percent if the anticipated aggregate offering price would exceed $5 million. Subject to certain limitations, the Company must proceed to effect the registration.

The Registration Rights and Lockup Agreement also provides that the Company’s shareholders also have, subject to certain limitation and qualifications, piggyback registration rights if the Company proposes to register any of its capital stock under the Securities Act. Additionally, if the Company is eligible to use Form S-3 for the resale of Registrable Securities, any Company shareholder may demand registration of all or a part of the Registrable Securities owned by such holder, provided that the aggregate price of the Registrable Securities proposed to be sold is not less than $2.5 million.

The Registration Rights and Lockup Agreement provides that the Holders may not offer, sell or otherwise dispose of, directly or indirectly, any of the Trust Common Shares or Trust Preferred Shares issued in connection with the Merger, or any of the Trust Common Shares issued upon conversion of such Trust Preferred Shares (collectively, the “Merger Issuance Shares”), in any Public Sale (as defined in the Registration Rights and Lockup Agreement) or enter into any other arrangement that transfers any of the economic consequences of ownership of the Merger Issuance Shares in a Public Sale, or publicly disclose the intention to make any offer, sale or disposition, or enter into any other arrangement with respect to any Merger Issuance Shares in any Public Sale, during the period from the Effective Time through the one-year anniversary of the Effective Time (such period, the “Lock-Up Period”); provided, that these restrictions will terminate with respect to 40,000,000 Trust Common Shares six months following the Effective Time with the prior approval of the majority of the independent trust managers of the Board, and, after such six-month period, the Company may publicly disclose its intention to make an offer, sale or disposition through the filing of a registration statement with respect to the Trust Common Shares, provided that no more than 40,000,000 Trust Common Shares are actually sold prior to the expiration of the one-year time period referenced above. The lock-up restriction will not restrict the distribution of 100 Trust Preferred Shares to 100 different persons or up to 200,000 Trust Preferred Shares to one or more persons to the extent necessary to address the requirements of the national securities exchange on which the Trust Preferred Shares are listed.

The lock-up restrictions will not, in any case, restrict any offer, sale or other disposition of any Merger Issuance Shares in any transaction not directly or indirectly involving a Public Sale; provided, however, that in each such case, the transferred Merger Issuance Shares will be subject to all of the provisions of such lock-up restrictions.

A copy of the form of Registration Rights and Lockup Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the Registration Rights and Lockup Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights and Lockup Agreement.

Chart of Structure of the Company and its Subsidiaries after the Merger

Immediately after the Effective Time, the structure of the Company and its Subsidiaries shall be as set forth on Exhibit 10.4 attached hereto, which such Exhibit is hereby incorporated by reference.

Item 7.01	Regulation FD Disclosure.

On July 8, 2013, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Additional Information about the Proposed Transaction and Where to Find It

This report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The Company plans to file with the U.S. Securities and Exchange Commission (SEC) a Registration Statement on Form S-4 and file with the SEC and mail to its shareholders a Proxy Statement/Prospectus in connection with the Merger and other Transactions. The Registration Statement and the Proxy Statement/Prospectus will contain important information about the Company, CIM Urban REIT and their respective affiliates, the Merger and other Transactions, and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus from PMC Commercial by contacting PMC Commercial Trust, Attn: Investor Relations, 17950 Preston Road, Suite 600, Dallas, Texas 75252.

The Company and its trust managers and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Merger and other Transactions contemplated by the Merger Agreement. Information regarding the Company’s trust managers and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and in its definitive proxy statement dated April 29, 2013, which are filed with the SEC. As of April 15, 2013, the Company’s trust managers and executive officers beneficially owned as a group 499,243 Trust Common Shares, or 4.7% of the Trust Common Shares. Additional information regarding the interests of such potential participants will be included in the Proxy Statement/Prospectus and other relevant documents filed with the SEC in connection with the proposed Merger and other Transactions if and when they become available.

Forward-Looking Statements

The information set forth herein (including information included or referenced herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s and CIM’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the Merger and other Transactions contemplated by the Merger Agreement will be consummated, the Company’s and CIM’s plans for the merged company, market and other expectations, objectives, intentions, as well as any expectations with respect to the merged company, including regarding valuations, future dividends, estimates of growth, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the inability to complete the proposed Merger and other Transactions due to the failure to obtain the Company Shareholder Approvals for the Transactions or the failure to satisfy other conditions to completion of the Transactions, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transactions; (3) risks related to disruption of management’s attention from ongoing business operations due to the Merger and other Transactions; (4) the effect of the announcement of the proposed Merger and other Transactions on the Company’s or CIM’s relationships with its customers, investors, tenants, lenders, operating results and business generally; (5) risks related to substantial expenditures with respect to the Merger and other Transactions, which may or may not be reimbursable in the event of the termination of the Merger Agreement; (6) the outcome of any legal proceedings relating to the Merger and other Transactions; and (7) risks to consummation of the Merger and other Transactions, including the risk that the Merger and other Transactions will not be consummated within the expected time period or at all. Additional factors that may affect future results are contained in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov, including those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. The Company disclaims any obligation to update and revise statements contained in this report or the materials referenced herein based on new information or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1*	Agreement and Plan of Merger, dated as of July 8, 2013, by and among CIM Urban REIT, LLC, CIM Merger Sub, LLC, PMC Commercial Trust and Southfork Merger Sub, LLC

10.1	Form of Statement of Designation for Trust Preferred Shares

10.2	Form of Master Services Agreement by and among PMC Commercial Trust, CIM Service Provider, LLC and each of the Subsidiaries party thereto

10.3	Form of Registration Rights and Lockup Agreement by and among CIM Urban REIT, LLC, CIM Urban Partners GP, LLC and PMC Commercial Trust

10.4	Form of Chart of Structure of PMC Commercial Trust and its Subsidiaries after the Merger

99.1**	Press Release issued by PMC Commercial Trust on July 8, 2013

*	Schedules to the agreement have been omitted pursuant to Section 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule upon the request of the SEC.
**

In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure) shall be deemed “furnished” and not “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 8, 2013

PMC COMMERCIAL TRUST

By:	/s/ Jan F. Salit
Jan F. Salit, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Title

2.1*	Agreement and Plan of Merger, dated as of July 8, 2013, by and among CIM Urban REIT, LLC, CIM Merger Sub, LLC, PMC Commercial Trust and Southfork Merger Sub, LLC

10.1	Form of Statement of Designation for Trust Preferred Shares

10.2	Form of Master Services Agreement by and among PMC Commercial Trust, CIM Service Provider, LLC and each of the Subsidiaries party thereto

10.3	Form of Registration Rights and Lockup Agreement by and among CIM Urban REIT, LLC, CIM Urban Partners GP, LLC and PMC Commercial Trust

10.4	Form of Chart of Structure of PMC Commercial Trust and its Subsidiaries after the Merger

99.1**	Press Release issued by PMC Commercial Trust on July 8, 2013

*	Schedules to the agreement have been omitted pursuant to Section 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule upon the request of the SEC.
**

In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure) shall be deemed “furnished” and not “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.